UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 9, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
NSP-Minnesota – Minnesota 2014 Multi-Year Electric Rate Case — In November 2013, NSP-Minnesota, a Minnesota corporation and subsidiary of Xcel Energy, filed a two-year electric rate case with the Minnesota Public Utilities Commission (MPUC). The rate case was based on a requested return on equity (ROE) of 10.25 percent, a 52.5 percent equity ratio, a 2014 average electric rate base of $6.67 billion and an additional average rate base of $412 million in 2015. The NSP-Minnesota electric rate case initially reflected a requested increase in revenues of approximately $193 million, or 6.9 percent, in 2014 and an additional $98 million, or 3.5 percent, in 2015. The request included a proposed rate moderation plan for 2014 and 2015. In December 2013, the MPUC approved interim rates of $127 million, effective Jan. 3, 2014, subject to refund.

In 2014, NSP-Minnesota revised its requested rate increase to $115.3 million for 2014 and to $106.0 million for 2015, for a total combined unadjusted increase of $221.3 million.

On May 8, 2015, the MPUC ordered a 2014 rate increase and a 2015 step increase. The total increase was estimated to be $166 million, or 5.9 percent, based on a 9.72 percent ROE and 52.50 percent equity ratio. The MPUC also approved a full revenue decoupling three-year pilot with a 3 percent cap on base revenue for the residential and small commercial and industrial classes, based on actual sales, effective Jan. 1, 2016. The decoupling mechanism would eliminate the impact of weather variability on electric sales for these classes.
The following table outlines NSP-Minnesota's filed request and the impact of the MPUC's May decision:

2014 Rate Request (Millions of Dollars)	NSP-Minnesota	MPUC May Decision
NSP-Minnesota’s filed rate request	$192.7	$192.7
Sales forecast (with true-up to 12 months of actual weather-normalized sales)	(38.5)	(37.5)
ROE	—	(31.9)
Monticello EPU cost recovery	(12.2)	(37.6)
Property taxes (with true-up to actual 2014 accruals)	(13.2)	(13.2)
Prairie Island EPU cost recovery	(5.1)	(5.0)
Health care, pension and other benefits	(1.9)	(3.1)
Other, net	(6.5)	(5.5)
Total 2014	$115.3	$58.9

2015 Rate Request (Millions of Dollars)	NSP-Minnesota	MPUC May Decision
NSP-Minnesota’s filed rate request	$98.5	$98.5
Monticello EPU cost recovery	11.7	35.4
Depreciation / Retirements	—	(0.5)
Property taxes	(3.3)	(3.3)
Production tax credits to be included in base rates	(11.1)	(11.1)
U.S. Department of Energy (DOE) settlement proceeds	10.1	10.1
Emission chemicals	(1.6)	(1.6)
Other, net	1.7	(2.3)
Total 2015 step increase - prior to Monticello Life Cycle Management (LCM)/EPU cost disallowance	$106.0	$125.2

Total for 2014 and 2015 step increase - prior to Monticello LCM/EPU cost disallowance	$221.3	$184.1
Monticello LCM/EPU cost disallowance	—	(18.0)
Total for 2014 and 2015 step increase - including Monticello LCM/EPU cost disallowance	$221.3	$166.1

On July 9, 2015, the MPUC deliberated on requests for reconsideration and clarification of their order. The MPUC determined the Monticello EPU project is not used-and-useful until final approval related to the EPU ascension process to full uprate condition is received from the NRC.  NSP-Minnesota currently expects that $13.8 million will be excluded from final rates, as approval from the NRC had not been received as of June 30, 2015. As Monticello achieved the 671 megawatt operating level earlier this month, final NRC compliance requirements have been submitted and are expected to be approved in the third quarter of 2015.

The rate case provides for a true-up process which will allow for the pending NRC approval to be addressed. Additionally, the MPUC approved 2015 interim rates effective March 3, 2015 and that the 2014 interim rate refund obligation be netted against the 2015 interim rate revenue under-collections.

The MPUC's decision resulted in an estimated 2015 annual rate increase of $149.4 million or 5.3 percent. NSP-Minnesota anticipates reducing the 2014 refund obligation by approximately $6 million for the change in the interest rate applied to interim refunds and other items.

The following table outlines the impact of the MPUC decisions made in July 2015:

(Millions of Dollars)	MPUC July Reconsiderations and Clarifications
2015 Annual Rate Increase - based on MPUC May Order	$166.1
Reconsideration/Clarification Adjustments:
2015 Monticello EPU used-and-useful adjustment	(13.8)
2014 property tax final true-up	(3.1)
Other, net	0.2
2015 annual rate increase	$149.4
Impact of interim rate effective March 3, 2015	(3.6)
Estimated 2015 revenue impact	$145.8

Earnings Guidance

Xcel Energy reaffirms its 2015 ongoing earnings guidance of $2.00 to $2.15 per share, assuming constructive outcomes in all remaining regulatory proceedings.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slowdown in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the NRC; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Reports on Form 10-K for the year ended Dec. 31, 2014 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 13, 2015	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Executive Vice President and Chief Financial Officer